POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Lawrence K. Workman, Jr., Brent A. Ashley, Anita V. Mills Matos, Valerie Van Dyke, Jessica Savage, Eric Orsic and Andrew C. Thomas, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for theundersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including, without limitation, a Form ID, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Claiborne R. Rankin

The Trust created under the Agreement, dated June
22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin;

BTR 2012 GST for Chloe R. Seelbach;

BTR 2012 GST for Claiborne R. Rankin, Jr.;

BTR 2012 GST for Julia R. Kuipers;

BTR 2020 GST Trust for Chloe R. Seelbach;

BTR 2020 GST Trust for Claiborne R. Rankin, Jr.;
and

BTR 2020 GST Trust for Julia R. Kuipers;


	By:  Claiborne R. Rankin, as Trustee

The Trust created under the Agreement, dated
December 28, 1976, between PNC Bank as Co-
Trustee, and Clara L.T. Rankin, for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee

	By Claiborne R. Rankin, as Co-Trustee

Name:	/s/ Claiborne R. Rankin
	Claiborne R. Rankin
Date:	July 30, 2023
Address:  	4421 Waterfront Drive
	   	Glen Allen, VA  23060